Exhibit 32.2

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

                          CERTIFICATIONS PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

                           (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of HIGH END VENTURES, INC., a Colorado corporation (the "Company"), on Form 10-QSB for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission (the "Report"), Thomas Forzani, Chief Executive Officer of the Company and Lance R. Larsen, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C.  1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Thomas Forzani

     Thomas Forzani, Chief Executive Officer

         February 14, 2007

/s/ Nadir Walji

    Nadir Walji, Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer

     February 14, 2007

A signed original of this written statement required by Section 906 has been provided to HIGH END VENTURES, INC. and will be retained by HIGH END VENTURES, INC. and furnished to the Securities and Exchange Commission or its staff upon request.